Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-166651, Form S-8 No.333-159031, Form S-8 No. 333-149932, Form S-8 No. 333-143094 and Form S-3 No. 333-164282) of Cavium Networks, Inc. of our report dated February 28, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 28, 2011